Exhibit 10.26

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS.  ASTERISKS DENOTE OMISSIONS.

ADDENDUM

TO

LICENSE AGREEMENT

This is an Addendum to the License Agreement dated July 26, 2010 (the “Agreement”) by and between MDxHealth S.A. (“MDxH” formerly OncoMethylome Sciences, S.A. or “Onco”) and Exact Sciences Corporation (“Exact”).  The terms of this Addendum shall take precedence over, and shall supersede any conflicting terms contained in, the Agreement.  Any terms which are defined in the Agreement shall have the same meaning in this Addendum, unless otherwise defined herein; provided further that all references to “Onco” in the Agreement shall be deemed to be replaced with “MDxH”.  The effective date of this Addendum is May 6, 2011.

NOW, THEREFORE, the parties agree as follows:

1.                                      Section 3.4(a) is hereby revised in its entirety to read as follows:  “In the event that Exact elects to discontinue its right and license to MSP in the notice provided by Exact pursuant to Section 2.5, the royalty rate shall equal [***]% of the Royalty Base for the MDxH Methylation Marker that is included in the Licensed Products or Licensed Services, whether the applicable marker is a Primary MDxH Methylation Marker or a Supplementary MDxH Methylation Marker.  In the event that Exact is required or agrees to pay running royalties for rights under a Third Party patent(s) covering an additional DNA methylation marker, including associated know how (if any), incorporated into a Licensed Product or Licensed Service, then Exact shall be entitled to deduct such royalties actually paid to said Third Party on sales of such Licensed Product or Licensed Service from the royalties payable to MDxH under this Section 3.4(a) on sales of such Licensed Product or Licensed Service; provided that in no event shall the royalty rate payable to MDxH by operation of this Section 3.4(a) be less than [***]% of the Royalty Base.”

2.                                      Section 3.4(b) is hereby revised in its entirety to read as follows:  “In the event that Exact elects to continue its right and license to MSP in the notice provided by Exact pursuant to Section 2.5, the royalty rate shall equal [***]% of the Royalty Base for the MDxH Methylation Marker that is included in the Licensed Products or Licensed Services, whether the applicable marker is a Primary MDxH Methylation Marker or a Supplementary MDxH Methylation Marker; provided, however, that upon expiration of all United States Patents applicable to MSP as referenced on Exhibit B, the royalty rate provided in Section 3.4(a) shall be applicable with respect to all sales of Licensed Products or Licensed Services following the date of such expiration regardless of whether Exact uses MSP in Licensed Products or Licensed Services.”

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Addendum as of the date set forth above.

MDxHealth S.A.		Exact Sciences Corporation

By:	/s/ Jan Groen	By:	/s/ Maneesh K. Arora
	Jan Groen, CEO	Name:	Maneesh K. Arora
		Title:	Chief Financial Officer